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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF REGISTRANT


                                   STATE OF            PERCENT OF CAPITAL STOCK
NAME OF SUBSIDIARY               INCORPORATION        OWNED AT DECEMBER 31, 1996

First National Bank of Joliet      Illinois                    100%

Southwest Suburban Bank            Illinois                    100%

Bank of Lockport                   Illinois                    100%

Community Bank of Plano            Illinois                    100%